UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32661

DELAWARE	87-0638510
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices, including zip code)

(801) 765-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2009, Raser Technologies, Inc., (the “Company”), entered into a Placement Agent Agreement (the “Placement Agent Agreement”) in which Calyon Securities (USA) Inc., RBC Capital Markets Corporation and JMP Securities LLC served as placement agents relating to a registered direct offering by the Company of up to an aggregate of 8,550,339 units (“Units”) primarily to institutional investors. Each Unit consists of one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), and one warrant to purchase 0.50 shares of the Common Stock pursuant to a Warrant to Purchase Common Stock (the “Warrant”). The sale of the Units is being made pursuant to Subscription Agreements, dated June 30, 2009 (the “Subscription Agreements”), with each of the investors. The investors have agreed to purchase the Units for a negotiated price of $2.98 per Unit, resulting in gross proceeds to the Company of approximately $25.5 million, before deducting placement agents’ fees and estimated offering expenses. The net offering proceeds to the Company from the sale of the Units, after deducting the placement agents’ fees and other estimated offering expenses payable by the Company, are expected to be approximately $23.8 million.

The per share exercise price of the Warrants is $4.62. The Warrants are exercisable at any time on or after the date of issuance and expire on the sixty month anniversary of issuance. The closing of the sale and issuance of the Units is expected to take place on or about July 6, 2009, subject to the satisfaction of customary closing conditions.

A copy of the Placement Agent Agreement, form of Warrant, opinion of Stoel Rives LLP, and form of Subscription Agreement are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 5.1 and 10.1, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrant and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits.

On June 30, 2009 the Company issued a press release announcing the above-described offering of the Units. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company offered and is selling the above-described securities pursuant to a prospectus dated June 12, 2009 and a preliminary prospectus supplement dated June 29, 2009, pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-159649) previously declared effective by the Securities and Exchange Commission (the “Shelf Registration Statement”). A copy of the preliminary prospectus supplement is attached as Exhibit 99.2 hereto and is incorporated herein by reference. This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 4.1, 5.1, 10.1, 99.1 and 99.2 by reference into the Shelf Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agent Agreement, dated June 30, 2009, among the Company, Calyon Securities (USA) Inc., RBC Capital Markets Corporation and JMP Securities LLC

4.1	Form of Warrant to Purchase Common Stock between the Company and the investor signatories thereto

5.1	Opinion of Stoel Rives LLP

10.1	Form of Subscription Agreement between the Company and the investor signatories thereto

23.1	Consent of Stoel Rives LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated June 30, 2009, entitled “Raser Technologies Announces $25.5 Million Registered Direct Offering”

99.2	Raser Technologies, Inc. Preliminary Prospectus Supplement, dated June 29, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2009	RASER TECHNOLOGIES, INC.

/s/ BRENT M. COOK
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
1.1	Placement Agent Agreement, dated June 30, 2009, among the Company, Calyon Securities (USA) Inc., RBC Capital Markets Corporation and JMP Securities LLC

4.1	Form of Warrant to Purchase Common Stock between the Company and the investor signatories thereto

5.1	Opinion of Stoel Rives LLP

10.1	Form of Subscription Agreement between the Company and the investor signatories thereto

23.1	Consent of Stoel Rives LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated June 30, 2009, entitled “Raser Technologies Announces $25.5 Million Registered Direct Offering”

99.2	Raser Technologies, Inc. Preliminary Prospectus Supplement, dated June 29, 2009

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